EXHIBIT 10.4


                               EXCHANGE AGREEMENT


      THIS EXCHANGE AGREEMENT (the "Agreement") is made effective November 1, 1999 by and between Scientific NRG, Inc., a Minnesota corporation ("SNRG") and Phileo Management Co., Inc., a Nevada corporation ("Phileo").

      WHEREAS, SNRG is the holder in due course and beneficial owner of trade accounts receivable due by various corporations more fully identified in Exhibit "A" attached hereto and incorporated herein by reference (collectively, the "Trade Accounts"); and

      WHEREAS, Phileo owns or has the right to acquire the Secured Convertible Promissory Note in the principal amount of $500,000 issued by Dega Technology, Inc., a copy of which is attached hereto as Exhibit "B" and incorporated herein by reference (the "Dega Note"); and,

      WHEREAS, Phileo and SNRG wish to diversify their respective investment portfolios by exchanging the Dega Note owned by Phileo for the Trade Accounts owned by SNRG.

      NOW, THEREFORE, IN CONSIDERATION of the mutual promises contained herein, the benefits to be derived by each party hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Phileo and SNRG agree as follows:

1.    Exchange

      On the basis of the representations and warranties herein contained, subject to the terms and conditions set forth herein, SNRG agrees to exchange the Trade Accounts for the Dega Note.

2.    Closing

      The closing of the exchange contemplated by this Agreement (the "Closing") shall occur upon the transfer of the Trade Accounts to Phileo (the "Transfer Date"), but shall not be later than November 30, 1999. At the Closing, Phileo shall deliver the Dega Note to SNRG and SNRG shall deliver the Trade Accounts to Phileo.
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3.1   Representations and Warranties of SNRG

      SNRG hereby represents and warrants to Phileo that:

      A. Organization. SNRG is a corporation validly existing and in good standing under the laws of the State of Minnesota, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of SNRG. This Agreement has been duly executed and delivered by SNRG and constitutes a binding, and enforceable obligation of SNRG; and,

      B. Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by SNRG in connection with the execution, delivery, or performance of this Agreement, or if required, SNRG has or will obtain same prior to Closing; and,

      C. Litigation. SNRG is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any state, local or federal government, or any department, board, body or agency thereof, which could result in a claim against the Trade Accounts; and,

      D. Status of Trade Accounts. To the best of SNRG's knowledge, the Trade Accounts are valid and there is no claim by the debtors thereof which would serve to restrict the collection, transfer or exchange of the Trade Accounts as contemplated herein. Further, SNRG has not created any option, security interest or encumbrance involving the Trade Accounts that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

      E. Authority. This Agreement has been duly executed by SNRG, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which SNRG is a party or to which SNRG is subject.

3.2   Representations and Warranties of Phileo

      Phileo hereby represents and warrants to SNRG that:

      A. Organization. Phileo is a corporation validly existing and in good standing under the laws of the State of Nevada, with the power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transaction contemplated in this Agreement have been, or will be prior to Closing, duly authorized by all requisite corporate action on the part of Phileo. This Agreement has been duly executed and delivered by Phileo and constitutes a binding, and enforceable obligation of Phileo; and,
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      B.    Third Party Consent No authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Phileo in connection with the execution, delivery, or performance of this Agreement, or if required, Phileo has or will obtain same prior to Closing; and

      C. Litigation. Phileo is not a defendant or a plaintiff against whom a counterclaim has been made or reduced to judgement, in any litigation or proceedings before any state, local or federal government, or any department, board, body or agency thereof, which could result in a claim against the Dega Note; and,

      D.    Status of the Dega Note. To the best of Phileo's knowledge, the Dega
            Note is validly issued by Dega and there is no claim by Dega which would serve to restrict the collection, transfer or exchange of the Dega Note as contemplated herein. Further, Phileo has not created any option, security interest or encumbrance involving the rights to the Dega Note that would give rise to any claims by third parties or otherwise conflict with or preclude the exchange as contemplated herein; and

      E. Authority. This Agreement has been duly executed by Phileo, and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgement, order or decree to which Phileo is a party or to which Phileo is subject.

4.    Conditions Precedent to Obligations of Phileo and SNRG

      All obligations of Phileo and SNRG under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

      A. Transfer and Delivery of the Dega Note. Phileo shall have executed proper transfer documents to assign and convey merchantable title to the Dega Note and the underlying collateral, and delivered same along with the original of such Note and underlying Security Agreement to SNRG; and

      B. Transfer and Delivery of the Trade Accounts. SNRG shall have taken all action necessary to deliver the Trade Accounts to Phileo; and

      C. Acceptance of Documents. All instruments and documents delivered by Phileo and SNRG pursuant to the provisions of this Agreement shall be satisfactory to Phileo and SNRG and their legal counsel.

5.    Availability of Information

      Phileo and SNRG each represent that, by virtue of their respective business activities and economic bargaining power or otherwise, they have been able to conduct their own due diligence and have had access to or have been furnished with, prior to or concurrently with the execution hereof, the information which they consider to be adequate to make a decision to exchange the Dega Note for the Trade Accounts.

6.    Private Transaction

      A. Private Offering. SNRG and Phileo understand each that the exchange contemplated herein constitutes a private, arms-length transaction between the parties without the use or reliance upon a distribution or securities underwriter; and,

      B. Purchase for Own Account. Neither SNRG nor Phileo are underwriters of, or dealers in, the respective securities to be exchanged hereunder, and neither party is acting as such or participating in the distribution of such securities; and

      C. Investment Risk. Because of their financial position and other factors, the exchange contemplated by this Agreement may involve a high degree of financial risk, including the risk that one or both parties may lose its entire investment; and

      D. Access to Information. SNRG, Phileo and their respective advisors have been afforded the opportunity to discuss the transaction with legal and accounting professionals and to examine and evaluate the financial impact of the exchange contemplated herein.

7.    Termination

      This Agreement may be terminated at anytime prior to the date of Closing by either party if (a) there shall be any actual or threatened action or proceeding by or before any court or any other governmental body which shall seek to restrain, prohibit, or invalidate the transaction contemplated by this Agreement, and which, in the judgment of such party giving notice to terminate and based upon the advice of legal counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement, or (b) if the transaction contemplated herein has not closed by December 31, 1999.

8.    Miscellaneous

      A. Authority. The officers of Phileo and SNRG executing this Agreement are duly authorized to do so and each party has taken all action required by law or otherwise to properly and legally execute this Agreement.

      B. Notices. Any notice under this Agreement shall be deemed to have been sufficiently given if sent by registered or certified mail, postage prepaid, addressed as follows:

            To SNRG:         Scientific NRG Incorporated
                             4695 MacArthur Court, Suite 530
                             Newport Beach, California 92660
                             Telephone:   (949) 833-5381
                             Facsimile:   (949) 833-7584

            To Phileo:       Phileo Management Company Inc.
                             510 Burrard Street, Suite 910
                             Vancouver, BC Canada V6E 1A9
                             Telephone:   (604) 681-5678
                             Facsimile:   (604) 605-0344

      or to any other address which may hereafter be designated by either party by notice given in such manner. All notices shall be deemed to have been given as of the date of receipt.

      C. Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and no other prior written or oral statement or agreement shall be recognized or enforced.

      D. Severability. If a court of competent jurisdiction determines that any clause or provision of this Agreement is invalid, illegal or unenforceable, the other clauses and provisions of the Agreement shall remain in full force and effect and the clauses and 5provision which are determined to be void, illegal or unenforceable shall be limited so that they shall remain in effect to the extent permissible by law.

      E. Assignment. None of the parties hereto may assign this Agreement without the express written consent of the other parties and any approved assignment shall be binding on and inure to the benefit of such successor or, in the event of death or incapacity, on assignor's heirs, executors, administrators and successors.

      F. Applicable Law. This Agreement has been negotiated and is being contracted for in the State of Nevada, it shall be governed by the laws of the State of Nevada, County of Clark, notwithstanding any conflict-of-law provision to the contrary.

      G. Attorney's Fees. If any legal action or other preceding (non-exclusively including arbitration) is brought for the enforcement of or to declare any right or obligation under this Agreement or as a result of a breach, default or misrepresentation in connection with any of the provisions of this Agreement, or otherwise because of a dispute among the parties hereto, the prevailing party will be entitled to recover actual attorney's fees (including for appeals and collection) and other expenses incurred in such action or proceeding, in addition to any other relief to which such party may be entitled.

      H. No Third Party Beneficiary. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto and their successors, any rights or remedies under or by reason of this Agreement, unless this Agreement specifically states such intent.

      I. Counterparts. It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which may be deemed an original for all purposes.

      J. Further Assurances. At any time, and from time to time after the Closing, each party hereto will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to the Dega Note and the Trade Accounts, or otherwise to carry out the intent and purposes of this Agreement.

      K. Broker's or Finder's Fee; Expenses. SNRG and Phileo each warrant that they have not incurred any liability, contingent or otherwise, for brokers' or finders' fees or commissions relating to this Agreement for which the other party shall have responsibility. Except as otherwise provided herein, all fees, costs and expenses incurred by either party relating to this Agreement shall be paid by the party incurring same.

      L. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to Closing, this Agreement may be amended by a writing signed by all parties hereto.

      M. Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

      N. Facsimile. A facsimile, telecopy or other reproduction of this instrument may be executed by one or more parties hereto and such executed copy may be delivered by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this instrument as well as any facsimile, telecopy or other reproduction hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

                                 "Phileo"
                                 Phileo Management Company Inc.


                                 By:  /s/ David Lo
                                 Name:    David Lo
                                 Title:   President

                                 "SNRG"
                                 Scientific NRG, Incorporated


                                 By: /s/  Leonard J. Roman
                                 Name:    Leonard J. Roman
                                 Title:   Chief Financial Officer